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                                                                       EXHIBIT 2

                         REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement, dated as of the 16th day of January, 1996 (this "Agreement"), is by and among Amerac Energy Corporation, a Delaware corporation (the "Issuer"), and Powell Resources, Inc., an Oklahoma corporation, The Langstroth Family Limited I, a Florida limited partnership, Thomas O. Goldsworthy and James B. Tollerton (collectively the "Sellers" and individually a "Seller").

          WHEREAS, as an inducement to the Sellers to cause them to enter into that certain Acquisition Agreement dated as of January 5, 1996 (the "Acquisition Agreement"), Issuer agreed to enter into this Agreement; and

          WHEREAS, under the Acquisition Agreement, Issuer is required to duly execute and deliver this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Securities Subject

          (a)  Definitions.

          Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Acquisition Agreement. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

          "Act" means the Securities Act of 1933, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Holder" means any Seller, as the recipient of any Registrable
Security.

          "Registrable Securities" means the Amerac Shares issued to the Sellers pursuant to the Acquisition Agreement, and any securities issued as a distribution with respect thereto or in exchange therefor.

          "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

          (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Commission and it has been disposed of pursuant to such effective registration statement, (ii) it is distributed to the public pursuant to Rule 144 (or any similar or
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successor rule or provision then in force) under the Act, or (iii) it may be otherwise transferred without restriction under Rule 144(k) (or any similar successor rule or provision then in force.

2.   Shelf Registration.

          (a) At any time after the date one year after the date of this Agreement and before the date three years after the date of this Agreement, one or more of Holders of Registrable Securities holding an aggregate of a majority of the Registrable Securities may request in writing that the Issuer file a "shelf" registration statement on an appropriate form pursuant to Rule 415 (or any successor provision that may be adopted by the Commission) under the Act covering the registration of all, or any portion in excess of 50%, of the Registrable Securities (the "Shelf Registration"). Such Holder or Holders shall provide with such request an opinion of counsel that the amount of Registrable Securities to be offered for public sale in the aggregate may not be sold within a period of 90 days of the date of such request in accordance with the provisions of Rule 144 promulgated under the Act. Within five business days of receipt of such request, the Issuer shall give notice of such request to all of the remaining Holders of Registrable Securities of its receipt of such request from such Holder or Holders. Upon the written request of any such Holder delivered to the Issuer within 10 days after receipt from the Issuer of such notification (the "Determination Date"), the Issuer will use its best efforts to cause such of the Registrable Securities as may be requested by any such Holder (including the Holder or Holders of Registrable Securities giving the initial request to register hereunder) to be registered under the Act in accordance with the terms of this Section 2.

          (b) Issuer agrees to use its best efforts to file with the Commission within 30 days of the Determination Date the Shelf Registration, have the Shelf Registration declared effective as soon as practicable after the filing thereof and to keep the Shelf Registration continuously effective until three years after the date of this Agreement or until there are no more Registrable Securities, whichever shall occur first. Issuer further agrees to supplement or amend the Shelf Registration, (i) if required by the Act or (ii) to update information with respect to the Holders or the plan of distribution if requested by the Holders of a majority of the Registrable Securities, and Issuer agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being filed with the Commission. The Holders of Registrable Securities registered in the Shelf Registration shall pay one-half of the Registration Expenses (as hereinafter defined) in connection with the Shelf Registration, whether or not it becomes effective. Issuer will make available to its securityholders (i) as soon as reasonably practicable, from time to time, for three years, statements of operations covering each successive three-month period, commencing on the first day of the fiscal quarter next succeeding the effective date of such Shelf Registration and (ii) as soon as reasonably practicable after 12 months have elapsed from such date, a statement of operations covering a period of 12 months, which earnings statements shall satisfy the provisions of Section 11(a) of the Act.

          (c) The Holders of a majority of the Registrable Securities, in their sole discretion, shall determine whether to proceed with, withdraw from or terminate the Shelf Registration. If the Shelf Registration is withdrawn or terminated pursuant to the foregoing clause and the Holders pay all Registration Expenses incurred by Issuer in connection with the

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terminated or withdrawn registration statement, such registration statement shall not constitute the Shelf Registration pursuant to this Section 2.

          (d) In the event Issuer grants piggy-back registration rights to other securityholders and such securityholders elect to have shares of Amerac Common Stock registered in the Shelf Registration, the amount of Registration Expenses payable by the Holders pursuant to paragraph 2(b) shall be reduced to an amount equal to the product of (i) one-half of the Registration Expenses and (ii) the percentage of the total number shares of Amerac Common Stock being registered in the Shelf Registration represented by the Registrable Securities being registered on behalf of the Holders.

3.   Piggy-Back Registration

          (a) If at any time beginning on the date hereof and ending three years after such date the Issuer proposes to file a registration statement under the Act with respect to any offering of any securities of Issuer (other than a registration statement on Form S-4 or S-8 (or any substitute form for comparable purposes that may be adopted by the Commission) or a registration statement filed in connection with an exchange offer or an offering of securities solely to Issuer's existing securityholders), then Issuer shall in each such case give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities for sale pursuant to such offering as each such Holder may request.

          (b) Issuer shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the registration statement for such offering to be included on the same terms and conditions as any similar securities of Issuer or of any other selling securityholders included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering determines that because of the size of the offering which the Holders of such Registrable Securities, the Issuer, and such other persons intend to make, the success of the offering of the Issuer's securities could reasonably be expected to be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then the managing underwriters shall provide written notice of such determination to the Holders of the Registrable Securities, and the amount of securities to be offered for the accounts of Holders shall be reduced pro rata among the Holders to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that if securities are being offered for the account of other persons or entities other than Issuer, then the proportion by which the amount of securities intended to be offered by Holders is reduced shall not exceed the proportion by which the amount of securities intended to be offered by such other persons or entities other than Issuer is reduced. Issuer will bear all Registration Expenses in connection with a piggy-back registration.

          (c) As a condition to a Holder's participation in any underwriting with respect to Issuer pursuant to this Section 3, the Holder shall be required to enter into customary

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agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required by the underwriters in order to include the Registrable Securities for sale pursuant to such underwritten offering.

          (d) Issuer represents and warrants that, as of the date hereof, no other securityholder of Issuer has been granted "piggy-back" registration rights.

4.   Holdback Agreements

          (a) Restrictions on Public Sale Holder of Registrable Securities. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement pursuant to Section 3 agrees not to effect any public sale or distribution of the issue being registered or a similar security of Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the fourteen (14) days prior to, and during the ninety-day period beginning on, the effective date of such registration statement (except, in each case, as part of such registration), if and to the extent requested by the managing underwriter or underwriters.

          (b) Postponement of Sale under Shelf Registration Statement. Each Holder agrees not to effect any public sale or distribution pursuant to any Shelf Registration pursuant to this Agreement at any time that Issuer shall have advised the Holders in writing that the sale by such Holders pursuant to such Shelf Registration could reasonably be expected to (i) adversely affect, or require the premature disclosure of any proposed acquisition, disposition or other transaction involving Issuer or (ii) materially and adversely affect any proposed underwritten public offering of Amerac Common Stock if the managing underwriter thereof shall have advised the Holders that any such sales could reasonably be expected to jeopardize the success of the offering; provided, however, in each such case Issuer may not restrict any such sales unless at least five days prior written notice is provided to each Holder and provided further Issuer may not restrict sales by Holders (x) for a total of more than 90 days during any one-year period or (y) for more than 60 consecutive days after the date of the prospectus for any such underwritten public offering.

5.   Registration Procedures

          Whenever Registrable Securities are required to be registered pursuant to Section 3 hereof, Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request and with the Shelf Registration, Issuer will, as expeditiously as possible:

          (a) (i) prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to one counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, (ii) as soon as reasonably possible, furnish to each Selling Holder, prior to filing a registration statement,

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copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder, and (iii) after the filing of the registration statement, promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for (i) a period of not less than nine (9) months in the case of a registration statement on Forms S-1 or S-2, or (ii) an indefinite period in the case of a registration statement on Form S-3 (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the 25-day period referred to in Section 4(3) of the Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with regard to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

          (c) if requested by the managing underwriter or underwriters or any Holder of Registrable Securities covered by the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such holder, as the case may be, reasonably requested to be included therein, including, without limitation, information with respect to the number of Registrable Securities being sold by such holder to an underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

          (d) enter into such customary agreements (including an underwritten agreement in customary form with provisions as may be reasonably required by the managing underwriter retained by the holder of Registrable Securities) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the managing underwriter or underwriters retained by holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities in each case to the same extent as if all the securities then being offered were for the account of the Company;

          (e) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the

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Registrable Securities owned by such Selling Holder; provided that Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (b),
(ii) subject itself to taxation or qualification in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

          (f) notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment;

          (g) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (h) make available for inspection on a confidential basis by any Selling Holder of such Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Issuer's and its subsidiaries' officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

          (i) in the event such sale is pursuant to an underwritten offering, use its best efforts to obtain a comfort letter or comfort letters from Issuer's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Selling Holders of a majority in aggregate principal amount or number of shares, as the case may be, of the Registrable Securities being sold or the managing underwriter reasonably request and an opinion of outside counsel to Issuer covering such matters as are customarily covered by such opinions;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Act; and

          (k) use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which the Common Stock of Issuer is then listed.

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          Issuer may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to Issuer such information regarding the distribution of such Registrable Securities as Issuer may from time to time reasonably request in writing and such other information as may be legally required in connection with such registration.

          Each Selling Holder agrees that, upon receipt of any notice from Issuer of the happening of any event of the kind described in Section 5(c) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(c) hereof, and, if so directed by Issuer, such Selling Holder will deliver to Issuer (at Issuer's expense) all copies, other than permanent file copies, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Issuer shall give any such notice, Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2(b) hereof) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c) hereof to and including the date when each Selling Holder of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(c) hereof.

6.   Registration Expenses

          Except as provided in Section 2(b) hereof, all expenses incident to Issuer's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchanges and fees and disbursements of counsel for Issuer and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance), securities acts liability insurance (if Issuer elects to obtain such insurance) and the reasonable fees and expenses of any special experts retained by Issuer in connection with such registration, fees and expenses of other persons retained by Issuer (all such expenses being herein called "Registration Expenses"), will be borne by Issuer. Registration Expenses shall not include the fees and expenses of any counsel for the Holders, any underwriting discounts, commissions, or similar charges attributable to the sale of Registrable Securities or any other expenses of the Holders, all of which shall be paid by the Holders.

7.   Indemnification; Contribution

          (a) Indemnification by Issuer. Issuer agrees to indemnify and hold harmless each Selling Holder, its officers, directors, partners and agents and each person, if any, who controls such Selling Holder within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all losses, claims, damages (whether in contract, tort or otherwise), liabilities and expenses (including reasonable

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costs of investigation) whatsoever (as incurred or suffered) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to Issuer by such Selling Holder or on such Selling Holder's behalf expressly for use therein. Issuer also agrees to indemnify any underwriters of the Registrable Securities, their officers, partners and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7 or such other indemnification customarily obtained by underwriters at the time of offering.

          (b) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Selling Holder (or its officers, directors, partners or agents) or any person controlling any such Selling Holder in respect of which indemnity may be sought from Issuer, Issuer shall, at its expense, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Selling Holder. Such Selling Holder or any controlling person of such Selling Holder shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Selling Holder or such controlling person unless (i) Issuer has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Selling Holder or such controlling person and Issuer, and such Selling Holder or such controlling person shall have been advised by counsel that there may be one or more legal defenses available to such Selling Holder or such controlling person which are different from or additional to those available to Issuer (in which case, if such Selling Holder or such controlling person notifies Issuer in writing that it elects to employ separate counsel at the expense of Issuer, Issuer shall not have the right to assume the defense of such action or proceeding on behalf of such Selling Holder or such controlling person; it being understood, however, that Issuer shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all the Selling Holders and such controlling persons, which firm shall be designated in writing by a majority of the Selling Holders). Issuer shall not be liable for any settlement of any such action or proceeding effected without Issuer's written consent, but if settled with its written consent, or if there be a final judgment no longer subject to appeal for the plaintiff in any such action or proceeding, Issuer agrees to indemnify and hold harmless such Selling Holder and such controlling person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

          (c) Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless Issuer, its directors and officers and each person, if any, who controls Issuer within the meaning of either Section 15 of the Act

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or Section 20 of the Securities Exchange Act of 1934, as amended, to the same extent as the foregoing indemnity from Issuer to such Selling Holder, but only with respect to information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against Issuer or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to Issuer, and Issuer or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph. Each Selling Holder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of Issuer provided in this Section 7.

          (d) Contribution. If the indemnification provided for in this Section 7 is unavailable to Issuer, the Selling Holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) as between Issuer and the Selling Holders on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations and (ii) as between Issuer, on the one hand, and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of Issuer and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by Issuer and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by Issuer and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of Issuer and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Issuer and the Selling Holders or by the underwriters. The relative fault of Issuer on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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          Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligation to contribute is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering, and not joint.

          (e) Limitation of Liability. In no event shall any Selling Holder be liable under this Section 7 or otherwise in respect of any offering for amounts in excess of the net proceeds received by such Selling Holder from the sale of Registrable Securities in such offering.

8.   Participation in Underwritten Registrations

          No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

9.   Rule 144.

          Issuer covenants that it will file any reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to (i) maintain its eligibility to use Form S-3 under the Act to register the Registrable Securities and (ii) enable Holders to sell Registrable Securities without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the

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request of any Holder, Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

10.  Transfer of Registration Rights

          The registration rights provided to the Holders of the Registrable Securities under Sections 2 and 3 hereof may be transferred in whole or in part to any other person in connection with a transfer of all or any portion of Registrable Securities that complies with the Act and any applicable state securities or blue sky laws. Any such transferee of Registrable Securities who is also a transferee of the registration rights provided under Sections 2 and 3 hereof shall be a Holder of Registrable Securities within the meaning of this Agreement and shall have the rights as such hereunder.

11.  Miscellaneous

          (a) Binding Effect. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, transferees, successors and assigns.

          (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by Issuer and the holders of a majority of the Registrable Securities.

          (c) Applicable Law. The internal laws of the State of Texas shall govern the interpretation, validity and performance of the terms of this Agreement.

          (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when received if sent by registered or certified mail, return receipt requested, or by facsimile transmission to the parties at the following addresses (or at such other address as a party may specify by like notice):

          (i)  If to Powell Resources, Inc.:

               Powell Resources, Inc.
               3030 Northwest Expressway, Suite 1602
               Oklahoma City, Oklahoma  73112
               Attention:  Mr. V. Lee Powell
               Telephone No.:  (405) 943-4581
               Facsimile No.:  (405) 943-4584

         (ii)  If to any other Seller:

               c/o Thomas O. Goldsworthy
               Fremont Exploration, Inc.
               3030 Northwest Expressway, Suite 1602
               Oklahoma City, Oklahoma  73112
               Telephone No.:  (405) 943-4581
               Facsimile No.:  (405) 943-4584

        (iii)  If to Amerac Energy Corporation:

               Amerac Energy Corporation
               700 Louisiana, Suite 3330
               Houston, Texas  77002-2730
               Attention:  Mr. Jeffrey B. Robinson
               Telephone No.:  (713) 223-1833
               Facsimile No.:  (713) 223-5110

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

          (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                              AMERAC ENERGY CORPORATION


                              By: /s/ JEFFREY B. ROBINSON
                                 ----------------------------------------
                                  Jeffrey B. Robinson
                                  President and Chief Executive Officer



                              POWELL RESOURCES, INC.


                              By: /s/ V. LEE POWELL
                                 ----------------------------------------
                                  V. Lee Powell
                                  President

                              THE LANGSTROTH FAMILY LIMITED I


                              By: /s/ THOMAS O. GOLDSWORTHY
                                  ----------------------------------------
                                  Thomas O. Goldsworthy
                                  Attorney-in-Fact

                                 /s/      THOMAS O. GOLDSWORTHY
                                 ----------------------------------------
                                          THOMAS O. GOLDSWORTHY


                              JAMES B. TOLLERTON


                              By: /s/ THOMAS O. GOLDSWORTHY
                                 ----------------------------------------
                                  Thomas O. Goldsworthy
                                  Attorney-in-Fact

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